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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-233541

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed amount of shares to be offered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee(3)

Series B convertible preferred stock, par value $0.01 per share	252,530	$871.55(2)	$220,092,521(2)	$26,675(3)

Common Stock, par value $0.01 per share, issuable upon conversion of the Series B convertible preferred stock, par value $0.01 per share	5,549,002	—	—	—(4)

TOTAL:			$	$

(1)
This prospectus supplement relates to the following securities to be offered for resale by the selling stockholders named herein: (a) shares of Series B convertible preferred stock, par value $0.01 per share (the "Series B Preferred Stock") outstanding on the date of this prospectus supplement; and (b) shares of common stock issuable upon conversion of the Series B Preferred Stock (representing 110% of the maximum number of shares of common stock issuable upon conversion of the shares of Series B Stock currently outstanding, to account for possible adjustments in the conversion rate of the Series B Preferred Stock subsequent to the date of this prospectus supplement). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of common stock registered also includes an indeterminate number of additional shares of common stock that may be issued from time to time upon conversion of the Series B Preferred Stock as a result of the anti-dilution provisions thereof.

(2)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per unit is the average of the high and low prices of our common stock issuable upon conversion of the Series B Preferred Stock on August 26, 2019, on the NASDAQ Stock Market LLC ($43.63), multiplied by the stated value of each share of Series B Preferred Stock ($1,000.00) divided by the initial conversion price of such shares ($50.06).

(3)
Calculated by multiplying the proposed aggregate offering price of the securities being registered by 0.0001212.

(4)
No separate consideration will be received for the shares of common stock issuable upon conversion of the Series B Preferred Stock, and, therefore, no registration fee for those shares is required pursuant to Rule 457(i) of the Securities Act.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 30, 2019)

Papa John's International, Inc.

252,530 Shares of Series B Convertible Preferred Stock

5,549,002 Shares of Common Stock

        This prospectus supplement relates to the possible resale, from time to time, by the selling stockholders named in this prospectus supplement of up to 252,530 shares of our Series B convertible preferred stock, par value $0.01 per share ("Series B Preferred Stock") and up to 5,549,002 shares of our common stock, which may be issued upon conversion of our Series B Preferred Stock (together with the Series B Preferred Stock covered by this prospectus supplement, the "Securities").

        We will not receive any proceeds from the sale of the Securities covered by this prospectus supplement. The selling stockholders from time to time may offer and sell the Securities held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus supplement.

        Our common stock is listed on The NASDAQ Stock Market LLC ("NASDAQ") under the symbol "PZZA". On August 29, 2019, the last sale price of our common stock as reported on the NASDAQ was $50.49 per share. There is currently no public market for our Series B Preferred Stock on any securities exchange.

        Investing in these securities involves certain risks. See "Risk Factors" on page S-3 and the other information included and incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 30, 2019.

PROSPECTUS SUPPLEMENT

PROSPECTUS

        Neither the Company nor the selling stockholders have authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered to you. The selling stockholders are offering to sell, and seeking offers to buy, the Securities only in jurisdictions where offers and sales thereof are permitted. You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered to you is accurate only as of their respective dates or on the date or dates that are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement

S-i

and the accompanying prospectus. The second part, the accompanying prospectus dated August 30, 2019, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the "SEC"), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

        Unless the context requires otherwise, references in this prospectus supplement and in the accompanying prospectus to "Papa John's," "we," "our," "us," and "the Company" refer to Papa John's International, Inc., together with its consolidated subsidiaries.

S-ii

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain information that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

        Generally, the use of words such as "expect," "intend," "estimate," "believe," "anticipate," "will," "forecast," "plan," "project," or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements may relate to projections or guidance concerning business performance, revenue, earnings, cash flow, earnings per share, contingent liabilities, resolution of litigation, commodity costs, currency fluctuations, profit margins, unit growth, unit level performance, capital expenditures, restaurant and franchise development, marketing and promotional activity, corporate governance, management reorganizations, compliance with debt covenants, stockholder and other stakeholder engagement, strategic decisions and actions, share repurchases, dividends, effective tax rates, regulatory changes and impacts, the adoption of new accounting standards, and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to, the risks and uncertainties described in this prospectus supplement and in the information incorporated herein by reference, including those discussed under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and our Annual Report on Form 10-K/A for the year ended December 30, 2018, as well as any amendments thereto reflected in subsequent filings with the SEC. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

SUMMARY

        This summary does not contain all of the information that you should consider before investing in the Securities. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully before making an investment decision, especially the risks discussed under "Risk Factors" and our financial statements and the related notes, which are incorporated by reference herein, before you decide to invest in the Securities.

Shares of Series B Preferred Stock Offered by the Selling Stockholders	Up to 252,530 shares.
Shares of Common Stock Issuable upon Conversion of the Series B Preferred Stock Offered by the Selling Stockholders

Up to 5,549,002 shares (representing 110% of the maximum number of shares of common stock issuable upon conversion of the shares of Series B Stock currently outstanding, to account for possible adjustments in the conversion rate of the Series B Preferred Stock subsequent to the date of this prospectus supplement)

Shares of Series B Preferred Stock Outstanding	252,530 shares as of August 28, 2019
Shares of Common Stock Outstanding	31,785,294 shares as of August 28, 2019
Use of Proceeds	We will not receive any of the proceeds from the sale of Series B Preferred Stock or common stock by the selling stockholders. See "Use of Proceeds."
Risk Factors

Investing in the Securities involves a high degree of risk and the purchasers of Securities may lose their entire investment. See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement and accompanying prospectus for a discussion of factors that you should consider before making an investment decision with respect to the Securities.

NASDAQ Ticker Symbol	Our common stock is listed on the NASDAQ under the symbol "PZZA".

RISK FACTORS

        Investing in our Series B Preferred Stock and common stock involves risks. You should carefully consider the risk factors described in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and our Annual Report on Form 10-K/A for the year ended December 30, 2018, each of which is incorporated by reference herein, as well as the other risks set forth in this prospectus supplement. You should also carefully consider the other information contained or incorporated by reference in this prospectus supplement before acquiring any shares of our Series B Preferred Stock or common stock. These risks could materially affect our business, financial condition, liquidity, results of operations and prospects and cause the value of the Securities to decline. You could lose all or part of your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See "Forward-Looking Statements" in this prospectus supplement.

 Risks Related to this Offering

Our Series B Preferred Stock is subordinate to our debt, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.

        Our Series B Preferred Stock is structurally subordinate to all of our and our subsidiaries' existing and future debt. As of June 30, 2019, we had outstanding indebtedness of approximately $384 million. Our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred stockholders. Our charter currently authorizes the issuance of up to 5,000,000 shares of preferred stock in one or more series. As of the date of this offering memorandum, we had 260,000 shares designated as Series B Preferred Stock, the same class being offered by the selling stockholders. Subject to limitations prescribed by Delaware law and our charter, including the Certificate of Designation for the Series B Preferred Stock (the "Certificate of Designation"), the Board of Directors of the Company (the "Board") is authorized to issue, from our authorized but unissued shares of capital stock, preferred stock in such series as the Board may determine and to establish from time to time the number of shares of preferred stock to be included in any such series. The Certificate of Designation restricts us from issuing senior stock without the written consent of the majority of the aggregate shares of Series B Preferred Stock outstanding and restricts us from issuing parity stock without the written consent of the majority of the aggregate shares of Series B Preferred Stock outstanding so long as affiliates of Starboard Value LP (collectively, "Starboard") own 25% of the Series B Preferred Stock outstanding. The issuance of additional preferred stock on parity with or senior to our Series B Preferred Stock would dilute the interests of the holders of our Series B Preferred Stock, and any issuance of preferred stock senior to our Series B Preferred Stock or of additional indebtedness could affect our ability to pay dividends on or pay the liquidation preference on our Series B Preferred Stock. While the consent of the majority of outstanding shares of Series B Preferred Stock is required to issue senior stock, if Starboard owns less than 25% of the outstanding shares of Series B Preferred Stock, then we may issue parity stock without the consent of holders of Series B Preferred Stock. None of the provisions relating to our Series B Preferred Stock contain any terms relating to or limiting our ability to incur indebtedness or, other than the right to redeem, affording the holders of our Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might materially and adversely affect the holders of our Series B Preferred Stock.

We have incurred significant outstanding indebtedness that exposes us to the risk of default under our debt obligations, which could adversely impact our ability to meet our obligations under our Series B Preferred Stock.

        As of June 30, 2019, our outstanding indebtedness was approximately $384 million. We may incur additional debt for various purposes. Our outstanding indebtedness, and the limitations imposed on us by our debt agreements, could have significant adverse consequences, including making it more difficult for us to pay dividends on our Series B Preferred Stock or repurchase shares of our Series B Preferred Stock when required pursuant to the terms of the Certificate of Designation.

We may be unable to repurchase shares of Series B Preferred Stock when required pursuant to the terms of the Certificate of Designation.

        On any date on or after November 6, 2026, each holder of Series B Preferred Stock will have the right, upon 90 days' notice, to require the Company to repurchase all or a portion of their Series B Preferred Stock. In addition, upon consummation of a change of control of the Company, each holder of Series B Preferred Stock will have the right to require the Company to repurchase all or a portion of their Series B Preferred Stock. If we do not have sufficient funds to pay the repurchase price for all of the shares of Series B Preferred Stock to be repurchased, we would need to seek third-party financing to meet our repurchase obligation. However, there can be no assurance that we would be able to obtain any such financing on acceptable terms or at all. In addition, cash payments in respect of repurchased shares may be subject to limits and might be prohibited, or create an event of default, under our indebtedness or other agreements relating to borrowings that we have in place at the time. Our inability to pay for shares of Series B Preferred Stock that are required to be repurchased could result in a material adverse effect on the Company's financial condition and the value of the Securities.

Our outstanding debt obligations restrict our ability to pay dividends on our Series B Preferred Stock.

        We and our subsidiaries are, and may in the future become, parties to agreements and instruments, which, among other things, restrict the payment of dividends on our capital stock, including our Series B Preferred Stock. For example, our Credit Agreement, dated August 30, 2017, as amended, by and among the Company, the subsidiary guarantors from time to time party thereto and the lenders from time to time thereto (as amended, the "Credit Agreement") generally restricts us from making distributions on our equity interests (including distributions to our Series B Preferred Stock holders), subject to various exceptions, but specifically permits the payment of cash dividends or distributions on preferred equity or other equity interests of Company so long as at the time of any such dividend or distribution, (a) we are not in default under the agreement and will not be in default under the agreement as a result of such distribution, and (b) (i) our leverage ratio (calculated as Consolidated Total Indebtedness to Consolidated EBITDA for the four fiscal quarter period most recently ended) is not greater than 3.75 to 1.00 and (ii) we are in compliance with the financial maintenance covenants set forth in the Credit Agreement. However, a decline in our operations or an increase in our consolidated interest expense or outstanding indebtedness, or any combination thereof, could cause our leverage or interest coverage ratio to fall below the required thresholds, which would prevent us from making distributions, unless such distributions were permitted by another exception to the restrictions on distributions in the Credit Agreement. If this were to occur, or if we were to experience a decline in our results of operations, or if a default or an event of default occurs under our credit facility, we may be unable to pay dividends on our Series B Preferred Stock. Therefore, our inability to meet the various financial and operating covenants contained in our debt instruments could limit our ability to make dividend payments to the holders of our Series B Preferred Stock.

The shares of Series B Preferred Stock are illiquid securities without a trading market.

        Our Series B Preferred Stock is a recent issue of securities with no established trading market and is not listed on any securities exchange. Since the Series B Preferred Stock has no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market prior to the date that the holders may require the Company to repurchase shares in 2027. We cannot assure you that a trading market in the Series B Preferred Stock will develop and, even if it develops, we cannot assure you that it will last. In either case, the trading price of the Series B Preferred Stock could be adversely affected and holders' ability to transfer shares of Series B Preferred Stock will be very limited. In addition, transaction costs for any secondary trading may be high because the Series B Preferred Stock is not listed on an exchange and because there is not an active trading market.

The price of our common stock may fluctuate significantly, which will affect the price of the Series B Preferred Stock and may make it difficult for you to resell the Series B Preferred Stock or common stock issuable upon conversion of the Series B Preferred Stock when you want or at prices you find attractive.

        We expect that the market price of our common stock will fluctuate for many reasons, including: our financial condition, performance and prospects; general economic and financial market conditions; changes in estimates by analysts; the market for similar securities issued by competitors in our industry; and our ability to meet analysts' estimates. The market price of our common stock also may be affected by future sales of our securities, including additional issuances of common stock and securities convertible into common stock. In addition, the stock markets in general have experienced significant volatility that has often been unrelated to the operating performance of particular companies. These factors, among others, could significantly depress the trading price of our common stock. Because the Series B Preferred Stock is convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on our Series B Preferred Stock. Holders who receive common stock pursuant to the terms of the Series B Preferred Stock also will be subject to the risk of volatility and depressed prices.

Market interest rates may affect the price of our Series B Preferred Stock.

        One of the factors that will influence the price of our Series B Preferred Stock will be the dividend yield on our Series B Preferred Stock relative to market interest rates. An increase in market interest rates could cause the market price of our Series B Preferred Stock to go down. The trading price of the shares of our Series B Preferred Stock also will depend on many other factors, which may change from time to time, including:

  •
  the market for similar securities;

  •
  the attractiveness of our securities in comparison to the securities of other companies;

  •
  government action or regulation;

  •
  general economic conditions or conditions; and

  •
  our financial condition, performance and prospects.

Our ability to pay dividends is limited by the requirements of Delaware law.

        Our ability to pay dividends on our Series B Preferred Stock is limited by the laws of State of Delaware. Under the Delaware General Corporation Law, a corporation may only pay dividends to its stockholders either (i) out of its surplus (net assets minus capital) or (ii) if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. However, we cannot pay dividends out of net profits if, after we pay the dividend, our capital would be impaired. Our ability to pay dividends will be subject to our future earnings, capital requirements and financial condition, as well as our compliance with covenants and financial ratios related to existing or future indebtedness.

Future offerings of debt or senior equity securities may adversely affect the market price of the Series B Preferred Stock.

        If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series B Preferred Stock and may result in dilution to owners of the Series B Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future offerings. Thus, holders of the Series B Preferred Stock will bear the risk of our future offerings reducing the market price of the Series B Preferred Stock and diluting the value of their holdings in us.

The conversion rate of the Series B Preferred Stock may not be adjusted for all dilutive events that may occur.

        As described in the Certificate of Designation, we will adjust the conversion rate of the Series B Preferred Stock for certain events, including, among others:

  •
  the issuance of common stock as a dividend or distribution on all or substantially all shares of the common stock;

  •
  the issuance of certain rights, options or warrants;

  •
  the distribution of shares of any class of our capital stock, evidences of indebtedness, assets, other property or securities; and

  •
  certain spin-off, split-off, redemption, reclassification, exchange, stock dividend, stock split, share distribution, rights offering or similar transaction relating to our capital stock.

        We will not adjust the conversion rate for other events, such as an issuance of common stock for cash or in connection with an acquisition, which may adversely affect the trading price of the Series B Preferred Stock or our common stock. If we engage in any of these types of transactions, the value of the common stock into which the Series B Preferred Stock may be convertible may be diluted. In addition, it is possible that an event or corporate transaction will adversely affect the value of the Series B Preferred Stock or common stock but does result in an adjustment to the conversion rate.

The value of the conversion right associated with the Series B Preferred Stock may be substantially decreased or eliminated if we are party to a merger, consolidation, or other similar transaction.

        If we are party to a consolidation, merger, share exchange or sale or lease of all or substantially all of our assets pursuant to which our shares of common stock are converted into the right to receive cash, securities or other property, at the effective time of the transaction, the right to convert the Series B Preferred Stock into shares of our common stock will be changed into a right to convert such shares into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its shares of Series B Preferred Stock immediately prior to the transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Series B Preferred Stock in the future. For example, if all of our outstanding common stock was acquired for cash in a merger transaction, each of the shares of Series B Preferred Stock would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on our future prospects and other factors.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock and the Series B Preferred Stock.

        We are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock, or additional preferred stock. The issuance of additional shares of our common stock upon conversion of the Series B Preferred Stock or other issuances of our common stock or convertible securities, including outstanding options, or otherwise will dilute the ownership interest of our common stockholders and could have a dilutive effect on earnings per share of our common stock and funds from operations per share of our common stock.

        Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of the Series B Preferred Stock, our common stock, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock or the value of the Series B Preferred Stock.

The Series B Preferred Stock has not been rated, which may have an adverse effect on the market price of the Series B Preferred Stock. Additionally, an adverse rating of the Series B Preferred Stock in the future may cause its trading price to decrease.

        The Series B Preferred Stock has not been rated by any nationally recognized statistical rating organization. This may affect the market price of the Series B Preferred Stock. Additionally, if a rating agency rates the Series B Preferred Stock, it may assign a rating that is lower than anticipated, and any rating may be lowered in the future. If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the Series B Preferred Stock could significantly decline.

If our common stock is delisted, your ability to transfer or sell your shares of the Series B Preferred Stock, or common stock upon conversion, may be limited and the market value of the Series B Preferred Stock will be materially adversely affected.

        The terms of the Series B Preferred Stock do not protect you if our common stock is delisted. Because the Series B Preferred Stock has no stated maturity date, holders may be forced to elect between converting their shares of the Series B Preferred Stock into illiquid shares of our common stock or holding their shares of the Series B Preferred Stock and receiving stated dividends on the stock when, as and if authorized by the Board and declared by us with no assurance as to ever receiving the liquidation preference. Accordingly, if the common stock is delisted, the holders' ability to transfer or sell their shares of the Series B Preferred Stock, or common stock upon conversion, may be limited and the market value of the Series B Preferred Stock will be materially adversely affected.

You may have taxable income if we adjust the conversion rate in certain circumstances, even if you do not receive any cash.

        We will adjust the conversion rate of the Series B Preferred Stock for stock splits and combinations, stock dividends, certain cash dividends and certain other events that affect our capital structure, as described in the Certificate of Designation. If we adjust the conversion rate, or if we fail to make certain adjustments, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. In the case of a non-U.S. holder (as defined below), we may, at our option, withhold U.S. federal income tax with respect to any such deemed distribution from cash payments of dividends and any other payments in respect of the Series B Preferred Stock. See "Material U.S. Federal Income Tax Considerations" in this prospectus supplement.

OUR RELATIONSHIP WITH STARBOARD

        In September 2018, we began a process to evaluate a wide range of strategic options with the goal of maximizing value for all stockholders and serving the best interest of our stakeholders. On February 3, 2019, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Starboard pursuant to which Starboard made a $200 million strategic investment in our newly designated Series B Preferred Stock with the option to make an additional $50 million investment in the Series B Preferred Stock through March 29, 2019. On March 28, 2019, Starboard exercised the option in full. In addition, the Securities Purchase Agreement provided us with the right to offer shares of Series B Preferred Stock to our franchisees who satisfied "accredited investor" requirements under the U.S. federal securities laws (subject to verification) on the same terms as Starboard. Such franchisees invested approximately $2.5 million in the Series B Preferred Stock in a private placement that closed on March 28, 2019.

        In connection with Starboard's investment, the Board granted to Starboard certain rights related to our corporate governance, including director designation rights. Pursuant to the Governance Agreement, dated as of February 4, 2019 and amended on March 6, 2019, by and among the Company and Starboard (the "Governance Agreement"), we agreed to (i) increase the size of the Board by three directors, (ii) nominate and appoint Jeffrey C. Smith (the "Starboard Appointee"), Anthony M. Sanfilippo (the "Independent Appointee") and Steven M. Ritchie, our former Chief Executive Officer (collectively, the "Agreed Appointees") to the Board and (iii) appoint Mr. Smith as Chairman of the Board. Subject to certain limitations set forth in the Governance Agreement, during the Standstill Period (as defined below), we agreed that Mr. Sanfilippo would be a member of the Compensation Committee of the Board, the Corporate Governance and Nominating Committee of the Board.

        If there is a vacancy on the Board during the Standstill Period (as defined below) as a result of either the Starboard Appointee or the Independent Appointee no longer serving on the Board for any reason, then Starboard will be entitled to designate a replacement thereof (each, a "Replacement Director"); provided that at such time certain criteria set forth in the Governance Agreement are satisfied, including that Starboard beneficially own, in the aggregate, at least (i) 89,264 shares of Series B Preferred Stock or (ii) the lesser of 5.0% of the Company's then-outstanding common stock (on an as-converted basis, if applicable) and 1,783,141 shares of issued and outstanding common stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (the "Minimum Ownership Threshold"). Prior to being appointed to the Board, the Starboard Appointee (or a Replacement Director thereof who is not independent of Starboard) is required to deliver an irrevocable resignation letter pursuant to which he or she will resign automatically and immediately if (A) Starboard fails to satisfy the Minimum Ownership Threshold or (B) Starboard, its affiliates or associates or any Starboard Appointee who is not independent of Starboard materially breaches the terms of the Governance Agreement. Mr. Smith delivered this resignation letter to the Board prior to his appointment.

        In addition, pursuant to the terms of the Governance Agreement, the Board and the Corporate Governance and Nominating Committee conducted a search to identify and recommend two additional new independent director candidates to the Board, which resulted in the appointment of Michael R. Dubin and Jocelyn C. Mangan to the Board as independent directors on March 14, 2019.

        Pursuant to the Governance Agreement, the Board agreed to nominate, recommend, support and solicit proxies for the Starboard Appointee and the Independent Appointee for election at the 2019 Annual Meeting of Stockholders ("2019 Annual Meeting") for terms expiring at our 2020 annual meeting of stockholders. The Starboard Appointee and Independent Appointee were each elected by our stockholders at the 2019 Annual Meeting.

        Starboard has agreed, from the date of the Governance Agreement until the earlier of (i) the date that is 15 days prior to the deadline for the submission of stockholder nominations for the 2020 annual meeting pursuant to our organizational documents and (ii) the date that is 100 days prior to the first anniversary of the 2019 Annual Meeting (the "Standstill Period"), to customary standstill restrictions, including not to: (A) engage in any solicitation of proxies or consents or become a participant in a solicitation of proxies or consents with respect to securities of the Company; (B) form or join any Section 13(d) group with respect to the Company's stock other than with affiliates of Starboard;

(C) deposit any securities of the Company in any voting trust or subject any securities of the Company to any arrangement or agreement with respect to the voting of any securities of the Company, other than any such voting trust, arrangement or agreement solely among Starboard; (D) seek or submit, or encourage any person or entity to seek or submit, nomination(s) in furtherance of a contested solicitation for the appointment, election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the appointment, election or removal of any directors, in each case in opposition to the recommendation of the Board, except that Starboard may identify director candidates in connection with the 2020 Annual Meeting or any subsequent annual meeting of stockholders to the extent Starboard have exercised the Continuation Option (as defined in the Governance Agreement), so long as such actions do not create a public disclosure obligation for Starboard or the Company; (E) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company or through any referendum of stockholders; (F) make any offer or proposal regarding any extraordinary corporate transaction or publicly comment on any extraordinary corporate transaction involving the Company prior to such proposal becoming public; (G) call or request the calling of any special meeting of stockholders; (H) seek representation on the Board, except pursuant to the Governance Agreement; (I) advise or influence any person or entity with respect to the voting of any securities of the Company at any meeting of stockholders in connection with any consent solicitation, except pursuant to the Governance Agreement; and (J) make any request to amend the terms of the Governance Agreement, other than through non-public communications. Starboard has an option to extend the Standstill Period by one-year periods, which may be exercised no more than twice, subject to certain limitations. If the Starboard Appointee is removed as Chairman of the Board during the Standstill Period for any reason other than due to the occurrence of a resignation event (as defined in the Governance Agreement) or his resignation as Chairman of the Board or as a director of the Company, Starboard will have the right to terminate the Standstill Period. The Governance Agreement terminates upon the expiration of the Standstill Period.

USE OF PROCEEDS

        All of the Securities offered by this prospectus supplement are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of shares of Series B Preferred Stock or common stock by the selling stockholder.

        The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the Securities covered by this prospectus supplement. We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus supplement, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountants.

SELLING STOCKHOLDERS

        This prospectus relates to the possible resale, from time to time, by the selling stockholders named in this prospectus supplement, of the following securities:

  •
  up to 252,530 shares of Series B Preferred Stock that are issued and outstanding; and

  •
  up to 5,549,002 shares of common stock that are issuable upon conversion of the Series B Preferred Stock, representing 110% of the maximum number of shares of common stock issuable upon conversion of the Series B Preferred Stock currently outstanding, to account for possible adjustments in the conversion rate of the Series B Preferred Stock subsequent to the date of this prospectus supplement.

        The Series B Preferred Stock was issued to the selling stockholders in connection with the previously disclosed private placement transactions with Starboard and certain franchisees of the

Company (the "Franchisee Investors"). For further information regarding material relationships and transactions between us and Starboard, see "Our Relationship with Starboard".

        The following table sets forth information with respect to the beneficial ownership of Series B Preferred Stock and common stock by the selling stockholders, before and after giving effect to this offering by the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholders may from time to time offer for sale all, some or none of the Securities shown in the following table, subject to the following transfer restrictions:

  •
  Under the terms of the Securities Purchase Agreement, until February 4, 2020, Starboard may not, directly or indirectly, sell, transfer or dispose of any shares of Series B Preferred Stock or common stock issuable upon conversion of the Series B Preferred Stock, unless to an affiliate, without the Company's prior written consent; and

  •
  Under the terms of the subscription agreements entered into between the Franchisee Investors and the Company, the Franchisee Investors may not, directly or indirectly, sell, transfer or otherwise dispose of any shares of Series B Preferred Stock or the shares of common stock issuable upon conversion of the Series B Preferred Stock, without the Company's prior written consent.

        The number of shares and percentages of beneficial ownership prior to this offering set forth below are based on the number of shares of Series B Preferred Stock and common stock issued and outstanding immediately prior to the consummation of this offering. The information regarding shares beneficially owned after resale assumes the sale of all shares offered by the selling stockholders.

        Under the terms of the Series B Preferred Stock, a selling stockholder may not convert the Series B Preferred Stock, to the extent such conversion would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of the Series B Preferred Stock which have not been converted. The number of shares in the third column does not reflect this limitation.

Name of Selling Stockholder	Number of Shares of Series B Preferred Stock Owned Prior to Offering	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Preferred Stock to be Sold Hereunder	Maximum Number of Shares of Common Stock to be Sold Hereunder(2)	Number of Shares of Preferred Stock Owned After Offering	%(3)	Number of Shares of Common Stock Owned After Offering	%(3)
Starboard Value LP(4)	250,000	4,995,003	250,000	5,493,408	—	—	1,000	*
Sebastian Paul Passafiume, Jr. Gift Trust dtd 12-31-12(5)	1,000	19,976	1,000	21,974	—	—	—	—
Ozark Pizza Company, LLC(6)	1,000	19,976	1,000	21,974	—	—	—	—
Houston Pizza Venture LP(7)	200	3,995	200	4,395	—	—	—	—
Helen H. Laughery(8)	130	3,919	130	2,857	—	—	1,323	*
Michael J. Grisanti(9)	100	3,997	100	2,197	—	—	2,000	*
H Investment Company, LLC(10)	100	1,997	100	2,197	—	—	—	—

*
Denotes less than 1%.

(1)
Includes shares of common stock issuable upon conversion of the shares of Series B Preferred Stock currently outstanding at the current conversion rate.

(2)
Includes 110% of the maximum number of shares of common stock issuable upon conversion of the shares of Series B Preferred Stock currently outstanding, to account for possible adjustments in the conversion rate of the Series B Preferred Stock subsequent to the date of this prospectus supplement.

(3)
Percentages reported are based upon 252,530 shares of Series B Preferred Stock and 31,785,294 shares of common stock outstanding as of August 28, 2019.

(4)
These securities are held by various managed accounts and funds to which Starboard Value LP serves as the investment manager, including, without limitation, Starboard Value and Opportunity Master Fund Ltd., Starboard Value and Opportunity Master Fund L LP ("Starboard L Master"), Starboard Value and Opportunity S LLC ("Starboard S LLC"), Starboard Value and Opportunity C LP ("Starboard C LP") and Starboard P Fund LP ("Starboard P LP"). Starboard Value LP also serves as the manager of Starboard S LLC. Starboard Value P GP LLC ("Starboard P GP") acts as the general partner of Starboard P LP. Starboard Value R LP ("Starboard R LP") acts as the general partner of Starboard C LP and managing member of Starboard P GP. Starboard Value L LP ("Starboard L GP") acts as the general partner of Starboard L Master. Starboard R GP LLC ("Starboard R GP") acts as the general partner of Starboard R LP and Starboard L GP. Starboard Value GP LLC ("Starboard Value GP") acts as the general partner of Starboard Value LP. Starboard Principal Co LP ("Principal Co") acts as a member of Starboard Value GP. Starboard Principal Co GP LLC ("Principal GP") acts as the general partner of Principal Co. Each of Jeffrey C. Smith and Peter A. Feld acts as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP. Each of the foregoing disclaims beneficial ownership of these securities except to the extent of its or his pecuniary interest therein.

(5)
The Sebastian Paul Passafiume, Jr. Gift Trust dtd 12-31-12 (the "Gift Trust") is an irrevocable family trust created by Sebastian Paul Passafiume, Jr., a franchisee of the Company. Jeanmarie S. Passafiume is the trustee of the trust and has voting and investment control over the shares held by the Gift Trust.

(6)
Ozark Pizza Company, LLC, an Oklahoma limited liability company, is a franchisee of the Company, managed by Kirk Brown, who has voting and investment control over the shares held by Ozark Pizza Company, LLC.

(7)
Represents shares directly owned by Houston Pizza Venture, L.P., a limited partnership, which is a franchisee of the Company. Control of Houston Pizza Venture, L.P. is shared between H Investment Company, LLC ("H Investment Company"), Helen Laughery, Keith Sullins, and the Frank L Carney Charitable Trust. H Investment Company is controlled by Pamela M. Baker, a member/manager, Cynthia A. Saunders, a member, Marcine E. Hart, a member, the Lisa I.O'Connell Family Trust, a member, and the Kara L Hart Trust, a member. Frank Carney and Janie Carney are beneficial owners of the securities held by Frank L Carney Charitable Trust.

(8)
Represents shares directly owned by Helen H. Laughery in her individual capacity. Does not include shares beneficially owned by Ms. Laughery in her capacity as an owner of Houston Pizza Venture, L.P., a franchisee of the Company.

(9)
Represents shares directly owned by Michael J. Grisanti in his individual capacity. Mr. Grisanti is an owner of PJ Iowa, LLC, a franchisee of the Company.

(10)
Represents shares directly owned by H Investment Company, a family limited liability company, which is controlled by Pamela M. Baker, a member/manager, Cynthia A. Saunders, a member, Marcine E. Hart, a member, the Lisa I.O'Connell Family Trust, a member, and the Kara L Hart Trust, a member. Does not include shares beneficially owned by H Investment Company in its capacity as an owner of Houston Pizza Venture, L.P., a franchisee of the Company.

PLAN OF DISTRIBUTION

        We are registering the Securities to permit the resale of the Securities from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the selling stockholders of the Securities. We will bear all fees and expenses incident to our obligation to register the Securities.

        The selling stockholders may sell all or a portion of the Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

  •
  on the NASDAQ or any other national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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  through the writing of options, whether such options are listed on an options exchange or otherwise;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  short sales;

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  sales pursuant to Rule 144;

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  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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  a combination of any such methods of sale; and

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  any other method permitted pursuant to applicable law.

        If the selling stockholders effect such transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Securities, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Securities in the course of hedging in positions they assume. The selling stockholders may also sell Securities short and deliver shares covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge Securities to broker-dealers that in turn may sell such shares.

        The selling stockholders may pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer and donate the Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

        The selling stockholders and any broker-dealer participating in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

        Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any selling stockholder will sell any or all of the Securities registered pursuant to the registration statement, of which this prospectus supplement forms a part.

        The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the preferred shares and shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Series B Preferred Stock and shares of common stock to engage in market-making activities with respect to such shares. All of the foregoing may affect the marketability of the Series B Preferred Stock and shares of common stock and the ability of any person or entity to engage in market-making activities with respect to such shares.

        We will pay all expenses of the registration of the Securities pursuant to this prospectus supplement, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any, as well as certain legal fees above a negotiated amount and any stock transfer taxes.

        Once sold under the registration statement, of which this prospectus supplement and the accompanying prospectus forms a part, the Securities will be freely tradable in the hands of persons other than our affiliates.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each, as defined below) of the purchase, ownership, disposition and conversion of Series B Preferred Stock and common stock issuable upon conversion of the Series B Preferred Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder ("Treasury Regulations"), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service ("IRS") in effect as of the date of this offering memorandum. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a beneficial owner of our Series B Preferred Stock or common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership, disposition and conversion of our Series B Preferred Stock or common stock issuable upon conversion of the Series B Preferred Stock.

        This discussion is limited to beneficial owners that hold our Series B Preferred Stock or common stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the Medicare tax imposed on certain income or all U.S. federal income tax consequences relevant to a beneficial owner's particular circumstances. In addition, it does not address consequences relevant to beneficial owners subject to particular rules, including, without limitation:

  •
  U.S. expatriates and former citizens of the United States;

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  persons subject to the alternative minimum tax;

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  U.S. Holders whose functional currency is not the U.S. dollar;

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  persons holding our Series B Preferred Stock or common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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  banks, insurance companies, and other financial institutions;

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  real estate investment trusts or regulated investment companies;

  •
  brokers, dealers or traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

  •
  tax-exempt organizations or governmental organizations;

  •
  persons deemed to sell our Series B Preferred Stock or common stock under the constructive sale provisions of the Code;

  •
  persons who hold or receive our Series B Preferred Stock or common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

  •
  persons that own, actually or constructively, more than 5% of our Series B Preferred Stock or common stock; and

  •
  tax-exempt retirement plans.

        If an entity taxed as a partnership for U.S. federal income tax purposes holds our Series B Preferred Stock or common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Series B Preferred Stock or common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SERIES B PREFERRED STOCK OR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of our Series B Preferred Stock or common stock that, for U.S. federal income tax purposes, is:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code) can control all substantial trust decisions, or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

        A "Non-U.S. Holder" is any beneficial owner of our Series B Preferred Stock or common stock that is not a "U.S. Holder."

Tax Consequences Applicable to U.S. Holders

  Distributions

        If we make cash or other property distributions on our Series B Preferred Stock or common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will be includible in gross income of a U.S. Holder as ordinary income on the day actually or constructively received by such holder.

        It is possible that distributions we make with respect to the Series B Preferred Stock or common stock will exceed our current and accumulated earnings and profits. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a U.S. Holder's tax basis in the Series B Preferred Stock or common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. Holder's tax basis in its shares will be taxable as capital gain realized on the sale or other taxable disposition of the Series B Preferred Stock or common stock and will be treated as described under "—Dispositions of Our Series B Preferred Stock or Common Stock" below.

        Subject to customary conditions and limitations, dividends paid to corporate U.S. Holders generally will be eligible for the dividends-received deduction. Dividends paid to non-corporate U.S. Holders generally will qualify for taxation at special rates if such U.S. Holders meet certain holding period and other applicable requirements.

        U.S. Holders should consult their tax advisors regarding the availability of the dividends-received deduction or the reduced dividend tax rate in light of their particular circumstances.

  Extraordinary Dividends

        Dividends that exceed certain thresholds in relation to a U.S. Holder's tax basis in the Series B Preferred Stock or common stock could be characterized as "extraordinary dividends" under the Code. A corporate U.S. Holder that has held our Series B Preferred Stock or common stock for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce (but not below zero) its tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. Holder's tax basis in such stock, the excess is taxable as capital gain and will be treated as described under "—Dispositions of Our Series B Preferred Stock or Common Stock" below. Non-corporate U.S. Holders that receive an extraordinary dividend will be required to treat any losses on the sale of our Series B Preferred Stock or common stock as long-term capital losses to the extent of the extraordinary dividends such U.S. Holder receives that qualify for taxation at the special rates discussed above under "—Distributions."

  Adjustments to Conversion Rate of Series B Preferred Stock

        The conversion rate of our Series B Preferred Stock is subject to adjustment under specified circumstances, as described in the Certificate of Designation. In such circumstances, U.S. Holders who hold our Series B Preferred Stock may be deemed to have received a constructive distribution if the adjustment has the effect of increasing such U.S. Holders' proportionate interests in our assets or earnings and profits. In addition, the failure to make certain adjustments on the Series B Preferred Stock may cause a U.S. Holder of our common stock to be deemed to have received constructive distributions from us, even though such U.S. Holder has not received any cash or property as a result of such adjustments. Such U.S. Holder would be subject to the rules discussed above under "—Distributions." Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the U.S. Holders of the Series B Preferred Stock generally will not be deemed to result in a constructive distribution. If adjustments that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, a U.S. Holder of Series B Preferred Stock will be deemed to have received constructive distributions from us, even though such U.S. Holder has not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us are described above under "—Distributions."

  Deemed Distribution Information Reporting and Withholding

        We are currently required to report the amount of any deemed distributions on our website or to the IRS and holders of Series B Preferred Stock are not exempt from reporting. In April 2016, the IRS proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion adjustment over the fair market value of the right to acquire common stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the Series B Preferred Stock and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding tax on deemed distributions to a Non-U.S. Holder and, if there is no associated cash payment, may set off its withholding obligations against payments on the Series B Preferred Stock, common stock or sales proceeds received by or other funds or assets of such Non-U.S. Holder, and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of Series B Preferred Stock (including holders of Series B Preferred Stock that would otherwise be exempt from reporting).

        The final regulations will be effective for deemed distributions occurring on or after the date of adoption of final regulations, but holders of Series B Preferred Stock and withholding agents may rely on them prior to that date under certain circumstances. Because a deemed distribution would not result in the payment of any cash to a U.S. Holder from which any applicable backup withholding could be satisfied, if backup withholding is paid on the U.S. Holder's behalf (because the U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from current or subsequent payments of cash payable to such U.S. Holder.

  Dispositions of Our Series B Preferred Stock or Common Stock

        If a U.S. Holder sells or disposes (including pursuant to a redemption) of shares of Series B Preferred Stock (other than pursuant to a conversion described below) or common stock, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder's adjusted basis in the shares of Series B Preferred Stock or common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Series B Preferred Stock or common stock for more than one year. The deductibility of capital losses is subject to limitations.

  Conversion of Series B Preferred Stock into Common Stock

        A U.S. Holder generally will not recognize gain or loss upon the conversion of the Series B Preferred Stock into shares of common stock, except that the U.S. Holder's receipt of (i) shares of common stock that are attributable to accrued and unpaid dividends with respect to the converted shares since the last Preferential Dividend Date may be taxable in the manner described under "—Distributions" above and (ii) cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share of common stock deemed exchanged. The gain or loss recognized upon receipt of cash for a fractional share will be long-term capital gain or loss if the U.S. Holder has held the Series B Preferred Stock for more than one year at the time of conversion. A U.S. Holder's basis in shares of common stock received upon conversion of the Series B Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the basis of the converted shares of Series B Preferred Stock and the holding period of such shares of common stock will include the holding period of the converted shares of Series B Preferred Stock, except that, to the extent that shares of common stock attributable to accrued and unpaid dividends are treated as received in a taxable distribution, the basis of such shares of common stock will equal their fair market value on the date of conversion and the holding period of such shares of common stock will begin on the day after the conversion.

  Treatment of Series B Preferred Stock as Preferred Stock for Certain Tax Purposes

        U.S. Holders of the Series B Preferred Stock also may incur certain tax consequences if such stock constitutes "preferred stock" within the meaning of the Code. Stock generally is treated as preferred stock if the stock does not participate in corporate growth to any significant extent. We believe that the

Series B Preferred Stock will be treated as participating in corporate growth to a significant extent and thus should not be treated as preferred stock for tax purposes. This view, however, is not free from doubt, and there can be no assurance that the IRS will agree with our determination. Moreover, if a U.S. Holder elects to convert the Series B Preferred Stock into Series B-1 Preferred Stock or Series B-2 Preferred Stock, as described in the Certificate of Designation, the conversion could cause the Series B-1 or B-2 Preferred Stock to be treated as preferred stock, depending in part on facts that exist at the time of such conversion. U.S. Holders should consult their tax advisors regarding the potential tax consequences of the conversion of the Series B Preferred Stock to Series B-1 Preferred Stock or Series B-2 Preferred Stock.

        If Series B Preferred Stock held by a U.S. Holder constitutes preferred stock for tax purposes and the redemption price of the Series B Preferred Stock exceeds the issue price of the stock at issuance, the excess is treated as a redemption premium that, in certain circumstances, may result in a constructive distribution or series of constructive distributions to U.S. Holders. For example, the redemption price of the Series B Preferred Stock potentially would materially exceed the issue price of the stock if there was a change of control of the Company and the Make-Whole Amount would be payable in connection with a redemption of the Series B Preferred Stock. Constructive distributions generally would be treated as taxable distributions to the U.S. Holder in an amount equal to the fair market value of the stock deemed to have been distributed and such distributions would be treated in the manner described under "—Distributions" above.

        Also, if Series B Preferred Stock held by a U.S. Holder constitutes preferred stock for tax purposes, distributions of common stock with respect to such stock (which generally would be required only in the event that common stock was distributed with respect to shares of common stock) generally would be treated as a taxable distribution to the U.S. Holder in an amount equal to the fair market value of the common stock distributed that would be treated in the manner described under "—Distributions" above.

        U.S. Holders should consult their tax advisors regarding the classification of the Series B Preferred Stock for tax purposes and the potential tax consequences to them if the stock is treated as preferred stock for tax purposes.

  Backup Withholding and Information Reporting

        We or an applicable withholding agent will report to U.S. Holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding with respect to dividends paid or the proceeds of a disposition of Series B Preferred Stock or common stock unless the U.S. Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. Holder's federal income tax liability, provided the required information is timely furnished to the IRS.

Tax Consequences Applicable to Non-U.S. Holders

  Distributions

        Distributions that are treated as dividends (see "—Tax Consequences Applicable to U.S. Holders—Distributions," "—Adjustments to Conversion Rate of Series B Preferred Stock," and "—Conversion of Series B Preferred Stock into Common Stock") generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. Distributions that are treated as return of capital or gain could be subject to withholding tax at a rate of 15% under FIRPTA (defined below) if we are considered a USRPHC (defined below) and our stock is not "regularly traded" on an established securities market (see "—Dispositions of Our Series B Preferred Stock and Common Stock"). For withholding purposes, we expect that all distributions would be treated as made out of our current or accumulated earnings and profits and, thus, treated as dividends. However, a Non-U.S. Holder may be able to obtain a refund by timely filing an appropriate claim for refund with the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must furnish to us or our paying agent a valid IRS Form W-8BEN or W-8BEN-E (or applicable successor form) certifying such Non-U.S. Holder's qualification for the reduced rate. This certification must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        If a Non-U.S. Holder holds our Series B Preferred Stock or common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the Series B Preferred Stock or common stock are effectively connected with such Non-U.S. Holder's U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be exempt from U.S. federal withholding tax. To claim the exemption, the Non-U.S. Holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

        Any dividends paid on our Series B Preferred Stock or common stock that are effectively connected with a Non-U.S. Holder's U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax on a net-income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such holder were a resident of the United States. A Non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

        In general, the rules applicable to distributions to Non-U.S. Holders discussed above are also applicable to deemed distributions to Non-U.S. Holders resulting from (i) adjustments to or failure to adjust the conversion rate of the Series B Preferred Stock that are taxable as a dividend as described above in "—Tax Consequences Applicable to U.S. Holders—Adjustments to Conversion Rate of Series B Preferred Stock" and (ii) deemed distributions arising from certain circumstances if the Series B Preferred Stock were treated as preferred stock as described above in "—Tax Consequences Applicable to U.S. Holders—Treatment of Series B Preferred Stock as Common Stock." Because such distributions would not give rise to any cash from which any applicable withholding tax could be satisfied, we (or an applicable withholding agent) may withhold the U.S. federal tax on such dividend from any cash or sales proceeds otherwise payable to a Non-U.S. Holder. In addition, the proposed regulations issued in April 2016 affect the Non-U.S. Holders in the manner described above under "—Tax Consequences to U.S. Holders—Adjustments to Conversion Rate of Series B Preferred Stock." A Non-U.S. Holder who is subject to U.S. federal withholding or backup withholding should consult its tax advisor as to whether it can obtain a refund for all or a portion of such amounts.

  Dispositions of Our Series B Preferred Stock and Common Stock

        A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Series B Preferred Stock or common stock, unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

  •
  the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  •
  our common stock or Series B Preferred Stock, as applicable, constitutes a United States real property interest ("USRPI") by reason of our status as a United States real property holding corporation ("USRPHC"), within the meaning of the Foreign Investment in Real Property Tax Act ("FIRPTA"), for U.S. federal income tax purposes. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in its trade or business.

        Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such Non-U.S. Holder were a resident of the United States. A Non-U.S. Holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

        A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale, which may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States).

        With respect to the third bullet point above, we believe that we are not a USRPHC. However, the rules for determining whether we are a USRPHC are complex, and we have not undertaken a formal, detailed valuation study of all of our USRPIs and other assets. Accordingly, no assurance can be given that we are not or will not become one in the future. If we were a USRPHC, so long as our Series B Preferred Stock or common stock, as applicable, are "regularly traded on an established securities market" within the meaning of applicable Treasury Regulations, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of our Series B Preferred Stock or common stock, as applicable, if such Non-U.S. Holder has not held more than 5% (actually or constructively) of our total outstanding Series B Preferred Stock or common stock, as applicable, at any time during the shorter of the five-year period preceding the date of disposition or such Non-U.S. Holder's holding period.

        However, if our Series B Preferred Stock is not treated as "regularly traded", gain arising from the sale or other taxable disposition of such stock by a Non-U.S. Holder will not be subject to U.S. federal income taxation as a sale of a USRPI, if our common stock is part of a class of stock that is "regularly traded" on an established securities market and the Non-U.S. Holder has not, at the time it acquires the Series B Preferred Stock and at certain other times described in the applicable Treasury Regulations, directly or indirectly held Series B Preferred Stock (and in certain cases other direct or indirect interests in our stock) that had a fair market value in excess of 5% of the fair market value of all of our outstanding common stock. If gain on the sale or other taxable disposition of our stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to U.S. federal income tax on the gain realized on a disposition of our Series B Preferred Stock or common stock, as applicable, and the Non-U.S. Holder generally would be required to file a U.S. federal income tax return, and (and, if no class of stock was then publicly traded, and certain other conditions were met) a 15% withholding tax would apply to the gross proceeds from such sale. Non-U.S. Holders should consult their tax advisors about the consequences that could result if we are, or become, a USRPHC.

        Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

  Conversion of Series B Preferred Stock into Common Stock

        If the Series B Preferred Stock is not treated as a USRPI at any time within the shorter of the five-year period preceding the conversion or the Non-U.S. Holder's holding period for our Series B Preferred Stock such Non-U.S. Holder generally will not recognize gain or loss upon the conversion of such Series B Preferred Stock into our common stock, except that (i) the Non-U.S. Holder's receipt of shares of common stock that are attributable to accrued and unpaid dividends with respect to the converted shares since the last Preferential Dividend Date may be taxable in the manner described under "—Distributions" above and (ii) cash received by the Non-U.S. Holder upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock.

        If the Series B Preferred Stock is treated as a USRPI with respect to a Non-U.S. Holder, such Non-U.S. Holder generally will recognize gain or loss upon conversion of such Series B Preferred Stock into our common stock unless the common stock also constitutes a USRPI with respect to such Non-U.S. Holder and such Non-U.S. Holder complies with certain reporting requirements in the Treasury Regulations. In addition, (i) the Non-U.S. Holder's receipt of shares of common stock that are attributable to accrued and unpaid dividends with respect to the converted shares since the last Preferential Dividend Date may be taxable in the manner described under "—Distributions" above and (ii) cash received by the Non-U.S. Holder upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock.

  Information Reporting and Backup Withholding

        We or an applicable withholding agent must report annually to the IRS and to each Non-U.S. Holder the amount of distributions on our Series B Preferred Stock or common stock paid to such Non-U.S. Holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established. Backup withholding, however, generally will not apply to payments to a Non-U.S. Holder on our Series B Preferred Stock or common stock provided the Non-U.S. Holder furnishes to the payor the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person that is not an exempt recipient.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

  FATCA

        Pursuant to Sections 1471 to 1474 of the Code and the Regulations promulgated thereunder (the provisions commonly known as "FATCA"), dividends on our Series B Preferred Stock or common stock paid to a foreign financial institution may be subject to withholding at a rate of 30% unless (x)(1) such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (2) such institution resides in a jurisdiction with which the United States has entered into an intergovernmental agreement to implement FATCA and (y) such foreign financial institution provides the withholding agent with a certification that it is eligible to receive payment free of FATCA withholding. FATCA also generally will impose a U.S. federal withholding tax of 30% on dividends on our Series B Preferred Stock or common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification (i) that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which will in turn be provided to the U.S. tax authorities. A foreign financial institution or non-financial foreign entity generally can meet the certification requirements by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable. Under certain circumstances, a shareholder might be eligible for refunds or credits of such taxes from the IRS. Prospective investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our Series B Preferred Stock or common stock.

LEGAL MATTERS

        Certain legal matters regarding the validity of the Securities offered hereby have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

        Our consolidated financial statements as of and for the year ended December 30, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 30, 2018 (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K/A for the year ended December 30, 2018 have been so incorporated in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in accounting and auditing. The audit report covering the December 30, 2018 consolidated financial statements refers to a change in the method of accounting for revenue from contracts with customers in 2018 due to the adoption of the new revenue standard. The audit report on the effectiveness of internal control over financial reporting as of December 30, 2018 expresses an opinion the Company did not maintain effective internal control over financial reporting as of December 30, 2018 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses were identified related to not engaging appropriate technical expertise to evaluate variable interest entity and consolidation matters resulting in the failure to consolidate Papa John's Marketing Fund, Inc. ("PJMF") which also resulted in not maintaining effective controls over financial reporting related to PJMF.

        The consolidated financial statements of Papa John's International, Inc. at December 31, 2017 and for each of the two years in the period ended December 31, 2017, appearing in Papa John's International, Inc.'s Annual Report (Form 10-K/A) for the year ended December 30, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

        We filed a registration statement on Form S-3 with the SEC on August 30, 2019 relating to the Securities covered by this prospectus supplement. This prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement or the accompanying prospectus, filed as part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the Securities we refer you to the registration statement and to its exhibits. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers.

        The registration statement and all of our periodic and current reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, are available, free of charge, through our website located at www.papajohns.com. These reports include our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports. These reports are available through our website as soon as reasonably practicable after we electronically file them with the SEC. Our SEC filings are also accessible through the Internet at the SEC's website at http://www.sec.gov. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus or the accompanying prospectus supplement and is not incorporated into this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities described in this prospectus supplement and the accompanying prospectus (other than any documents, portions of documents or information deemed to have been furnished and not filed in accordance with the SEC rules). These documents contain important information about us. The SEC file number for these documents is 000-21660.

  •
  Our Annual Report on Form 10-K for the year ended December 30, 2018, as amended by our Annual Report on Form 10-K/A for the year ended December 30, 2018;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

  •
  The portions of our Definitive Proxy Statement on Schedule 14A, dated March 27, 2019, that are specifically incorporated into our Annual Report on Form 10-K for the year ended December 30, 2018;

  •
  Our Current Reports on Form 8-K (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto) filed with the SEC on February 4, 2019; February 14, 2019; February 19, 2019; March 5, 2019; March 6, 2019; March 15, 2019; March 22, 2019; March 29, 2019; May 3, 2019; June 14, 2019; June 17, 2019; June 20, 2019; and August 28, 2019; and

  •
  The description of the Company's common stock as contained in the Registration Statement on Form 8-A, filed by the Company to register its common stock under the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

        Any statement contained in a document incorporated by reference to this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus supplement and the accompanying prospectus except as so modified or superseded.

        We will provide, upon written or oral request, to each person to whom a prospectus supplement is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into the prospectus supplement but not delivered with the prospectus. You may request a copy of these filings at no cost.

        Requests for documents should be directed to:

        Papa John's International Inc.
P.O. Box 99900
Attn: Investor Relations
Louisville, KY 40269-0900
(502) 261-7272

  Prospectus

Papa John's International, Inc.

Debt Securities
Common Stock
Preferred Stock
Series B Convertible Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Units

        We may from time to time offer and sell debt securities, common stock, preferred stock, including Series B convertible preferred stock, par value $0.01 per share (the "Series B Preferred Stock"), depositary shares, warrants, or stock purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities, preferred stock, Series B Preferred Stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities or debt or equity securities of one or more other entities. The senior or subordinated debt securities may consist of debentures, notes or other types of debt.

        We may offer and sell these securities to or through one or more underwriters, dealers or agents, directly to purchasers, or through a combination of these methods, on a continuous or delayed basis, or to holders of other securities in exchanges in connection with acquisitions. These securities also may be resold by security holders.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms and conditions of any securities to be offered, including their offering prices and the plan of distribution for any particular offering, will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Our common stock is listed on the NASDAQ Stock Market LLC under the symbol "PZZA". Investing in these securities involves certain risks. See "Risk Factors" on page 3 and the other information included and incorporated by reference in this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2019.

ABOUT THIS PROSPECTUS

        This prospectus is a part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may offer and sell, at any time or from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of those securities, including, where applicable, the following:

  •
  the type and amount of securities that we propose to sell;

  •
  the public offering price of the securities;

  •
  the names of any underwriters or agents through or to which we will sell the securities;

  •
  the compensation of those underwriters or agents; and

  •
  information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

        The prospectus supplement and any "free writing prospectus" that we authorize to be delivered to you may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and any free writing prospectus together with the additional information described below under the heading "Where You Can Find More Information."

        Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update, change or supersede the information contained in this prospectus by means of a free writing prospectus, post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may be then permitted under applicable laws, rules or regulations. If information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        All of our periodic and current reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are available, free of charge, through our website located at www.papajohns.com. These reports include our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports. These reports are available through our website as soon as reasonably practicable after we electronically file them with the SEC. Our SEC filings are also accessible through the Internet at the SEC's website at http://www.sec.gov. The reference to our website is intended to be an inactive textual reference only. The information on or connected to our website is not a part of this prospectus or the accompanying prospectus supplement and is not incorporated into this prospectus or any prospectus supplement.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus and any prospectus supplement the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the securities described in this prospectus (other than any documents, portions of documents or information deemed to have been furnished and not filed in accordance with the SEC rules). These documents contain important information about us. The SEC file number for these documents is 000-21660.

  •
  Our Annual Report on Form 10-K for the year ended December 30, 2018, as amended by our Annual Report on Form 10-K/A for the year ended December 30, 2018;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

  •
  The portions of our Definitive Proxy Statement on Schedule 14A, dated March 27, 2019, that are specifically incorporated into our Annual Report on Form 10-K for the year ended December 30, 2018;

  •
  Our Current Reports on Form 8-K (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto) filed with the SEC on February 4, 2019; February 14, 2019; February 19, 2019; March 5, 2019; March 6, 2019; March 15, 2019; March 22, 2019; March 29, 2019; May 3, 2019; June 14, 2019; June 17, 2019; June 20, 2019; and August 28, 2019; and

  •
  The description of the Company's common stock as contained in the Registration Statement on Form 8-A, filed by the Company to register its common stock under the Exchange Act, and all amendments or reports filed for the purpose of updating such description.

        Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.

        We will provide, upon written or oral request, to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. You may request a copy of these filings at no cost.

        Requests for documents should be directed to:

Papa John's International Inc.
P.O. Box 99900
Attn: Investor Relations
Louisville, KY 40269-0900
(502) 261-7272

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in it contain information that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections.

        Generally, the use of words such as "expect," "intend," "estimate," "believe," "anticipate," "will," "forecast," "plan," "project," or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements may relate to projections or guidance concerning business performance, revenue, earnings, cash flow, earnings per share, contingent liabilities, resolution of litigation, commodity costs, currency fluctuations, profit margins, unit growth, unit level performance, capital expenditures, restaurant and franchise development, marketing and promotional activity, corporate governance, management reorganizations, compliance with debt covenants, stockholder and other stakeholder engagement, strategic decisions and actions, share repurchases, dividends, effective tax rates, regulatory changes and impacts, the adoption of new accounting standards, and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to the risks and uncertainties described in this prospectus and in the information incorporated herein by reference, including those discussed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

THE COMPANY

        Papa John's International, Inc., a Delaware corporation (referred to as the "Company", "Papa John's" or in the first person notations of "we", "us" and "our"), operates and franchises pizza delivery and carryout restaurants and, in certain international markets, dine-in and delivery restaurants under the trademark "Papa John's". Our principal executive offices are located at 2002 Papa John's Boulevard, Louisville, KY 40299-2367. Our telephone number is (502) 261-7272. Our common stock is listed on the NASDAQ Stock Market LLC under the symbol "PZZA." For further information regarding Papa John's, including financial information, you should refer to our recent filings with the SEC. See "Where You Can Find More Information."

RISK FACTORS

        Investing in our securities involves risks. See the risk factors described in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto, as applicable, which are incorporated by reference in this prospectus, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

        We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling security holders. Unless otherwise stated in the applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include the repayment of debt, acquisitions, stock repurchases, capital expenditures, investments in subsidiaries, franchisees and joint ventures, franchisee assistance and additions to working capital.

DESCRIPTION OF THE DEBT SECURITIES

        We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

        We may issue senior debt securities in one or more series under a senior indenture to be entered into between us and a commercial bank we will select to act as senior indenture trustee. We may issue subordinated debt securities in one or more series under a subordinated indenture between us and a commercial bank we will select to act as subordinated indenture trustee. We use the term "trustee" to refer to the senior indenture trustee or subordinated indenture trustee, as appropriate. We refer to the senior indenture and the subordinated indenture together as the indentures and individually as an indenture. The form of the senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to and governed by the Trust Indenture Act of 1939.

        The following summary of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indentures, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the applicable indenture and in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

        Capitalized terms used and not defined in this summary have the meanings specified in the indentures. For purposes of this section of this prospectus, references to "we," "us" and "our" are to Papa John's International, Inc. (parent company only) and not to any of its subsidiaries. References to the "applicable prospectus supplement" are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

        We may offer the debt securities from time to time in as many distinct series as we may determine. The indentures do not limit the amount of debt securities that we may issue thereunder. The senior debt securities will rank equally with all other unsecured and unsubordinated debt of our company. Payments on the subordinated debt securities will be subordinated to the prior payment in full of our senior debt, as described in this section under "—Subordination." We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

        The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under "—Book-Entry; Delivery and Form; Global Securities" and will trade in book-entry form only.

        Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

        Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indentures

        The indentures provide that debt securities may be issued under them from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

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  the title of the debt securities of the series;

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  the maximum aggregate principal amount, if any, established for debt securities of the series, provided, however, that such amount may from time to time be increased by a board resolution;

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  the price or prices at which the debt securities will be sold;

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  the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

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  the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

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  the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

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  the place or places where the principal of and any premium and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

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  the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

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  our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

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  if other than the trustee, the identity of each security registrar and/or paying agent;

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  if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

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  if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

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  if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

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  if the provisions of the indenture relating to satisfaction and discharge thereof shall apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

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  if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

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  if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

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  if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

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  if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

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  any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

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  any addition to, deletion from or change in the covenants applicable to debt securities of the series;

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  the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

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  whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

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  whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

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  whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

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  the exchanges, if any, on which the debt securities may be listed; and

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  any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

        In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

        As used in the indentures, the term "business day" means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a

Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

        If any interest payment date, redemption date, repayment date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity, or on such conversion date. In the case, however, of debt securities bearing interest at a floating rate based on the London Interbank Offered Rate (LIBOR), if the interest payment date (other than the redemption date, repayment date or stated maturity) falls on a date that is not a business day and the following business day falls in the next succeeding calendar month, then the interest payment date for such debt securities shall be the business day immediately preceding the scheduled interest payment date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, stated maturity or conversion date, as the case may be, to the date of such payment.

Optional Redemption

Redemption at Our Option

        If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee in accordance with the depositary's procedures, in the case of notes represented by a global note, or pro rata or by lot or by such other method as the trustee shall deem fair and appropriate, in the case of notes that are not represented by a global note. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

        Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 10 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information, among other information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed and, if less than all of the outstanding debt securities of any series consisting of a single debt security are to be redeemed, the principal amount of the particular debt security to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

        By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.

        Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder's Option

        If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder's option on each such optional repayment date.

        Except as otherwise may be provided by the terms of the debt securities, any tender of a debt security by the holder for repayment will be irrevocable unless waived by us. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

        If debt securities are represented by a global security as described under "—Book-Entry; Delivery and Form; Global Securities," the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

        Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See "—Book-Entry; Delivery and Form; Global Securities."

        A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

        We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

        The registered holder of a debt security will be treated as the owner of it for all purposes.

        All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

        The indentures set forth limited covenants that will apply to each series of debt securities issued under the applicable indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

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  limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

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  limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

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  restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

        Each indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

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  we are the continuing entity, or the resulting, surviving or transferee person (the "Successor") is a person (if such person is not a corporation, then the Successor will include a corporate co-issuer of the debt securities) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indentures and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms;

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  immediately after giving effect to such transaction, no default or event of default under the indentures has occurred and is continuing; and

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  the trustee receives from us an officer's certificate and an opinion of counsel that the transaction and such supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

        If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indentures, the Successor will be substituted for us in the indentures, with the same effect as if it had been an original party to the indentures. As a result, the Successor may exercise our rights and powers under the indentures, and we will be released from all our liabilities and obligations under the indentures and under the debt securities.

        Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for "new" debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

        For purposes of this covenant, "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Subordination

        Any subordinated debt securities issued under the subordinated indenture will be subordinate and junior in right of payment to all of our Senior Debt (including all debt securities issued under the senior indenture) whether existing at the date of the subordinated indenture or subsequently incurred. Upon any payment or distribution of our assets to creditors upon any:

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  liquidation;

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  dissolution;

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  winding-up;

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  receivership;

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  reorganization;

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  assignment for the benefit of creditors;

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  marshaling of assets and liabilities;

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  bankruptcy;

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  insolvency; or

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  debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of, premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

        Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

        No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

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  there has occurred and is continuing a default in any payment with respect to Senior Debt; or

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  there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of, or permitting the holder or holders thereof to accelerate, the maturity thereof.

        "Senior Debt" as defined in the subordinated indenture means the principal of and interest on, or substantially similar payments to be made by us regarding the following, whether outstanding at the date of execution of the subordinated indenture or subsequently incurred, created or assumed (other than non-recourse obligations):

          (1)   debt of the Company for money borrowed or represented by purchase-money obligations;

          (2)   debt of the Company evidenced by notes, debentures, bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument;

          (3)   obligations of the Company from financing leases on our consolidated balance sheet of property either made as part of any sale and leaseback transaction to which we are a party or otherwise;

          (4)   debt of partnerships and joint ventures that is included in our consolidated financial statements; and

          (5)   debt, obligations and liabilities of others as to which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire.

in each case other than:

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  any debt, obligation or liability referred to in the preceding clauses as to which the instrument creating or evidencing the debt, obligation or liability, provides that the debt, obligation or liability is not superior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

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  any debt, obligation or liability that is subordinated to debt of our company, to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

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  the subordinated debt securities.

Events of Default

        Each of the following events are defined in the indentures as an "event of default" (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

          (1)   default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due;

          (2)   default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

          (3)   default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of such series (other than a covenant or agreement, a default in the performance of which or a breach of which is elsewhere in the indenture specifically dealt with or that has expressly been included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series;

          (4)   we pursuant to or within the meaning of the Bankruptcy Law:

      •
      commence a voluntary case or proceeding;

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      consent to the entry of an order for relief against us in an involuntary case or proceeding;

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      consent to the appointment of a custodian of us or for all or substantially all of our property;

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      make a general assignment for the benefit of our creditors;

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      file a petition in bankruptcy or answer or consent seeking reorganization or relief;

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      consent to the filing of such petition or the appointment of or taking possession by a custodian; or

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      take any comparable action under any foreign laws relating to insolvency;

          (5)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

      •
      is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

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      appoints a custodian of us or for all or substantially all of our property; or

      •
      orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 consecutive days; or

          (6)   any other event of default provided with respect to debt securities of such series occurs.

        "Bankruptcy Law" means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors. "Custodian" means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

        If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 33% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indentures.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.

        We are required to furnish to the trustee annually within 120 days after the end of our fiscal year a statement by one of our officers to the effect that, to the best knowledge of such officer, we are not in default in the fulfillment of any of our obligations under the applicable indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

        No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy unless:

          (1)   an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

          (2)   the holders of not less than 33% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

          (3)   the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

          (4)   the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

          (5)   no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

        The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indentures provide that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indentures, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

        Modification and amendments of each indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

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  change the stated maturity of the principal of, or installment of interest on, any debt security;

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  reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

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  reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed (it being understood that a change to any notice requirement with respect to such date shall not be deemed to be a change of such date);

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  change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

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  impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

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  reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

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  modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

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  make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

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  modify any of the above provisions.

        We and the trustee may, without the consent of any holders, modify or amend the terms of each indenture and the debt securities of any series with respect to the following:

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  to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under "—Covenants—Consolidation, Merger and Sale of Assets";

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  to add any additional events of default for the benefit of holders of the debt securities of all or any series;

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  to add one or more guarantees or co-obligors for the benefit of holders of the debt securities;

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  to secure the debt securities;

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  to add or appoint a successor or separate trustee or other agent;

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  to provide for the issuance of additional debt securities of any series;

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  to establish the form or terms of debt securities of any series as permitted by the indenture;

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  to comply with the rules of any applicable securities depository;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

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  to cure any ambiguity, omission, defect or inconsistency;

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  to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any outstanding series in any material respect;

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  to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

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  to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded; and

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  to add to, change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act.

        The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of each indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under each indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of each indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of each indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

        We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

        Each indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) ("legal defeasance") or (2) to be released from our obligations to comply with the restrictive covenants under the indentures, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (6) under "—Events of Default" will no longer be applied ("covenant defeasance"). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

        If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

        Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

        Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a "global security." Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

        Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

        Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

        So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indentures, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indentures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

        All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

        We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

        Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

        Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Each indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

          (1)   DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indentures;

          (2)   we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

          (3)   an event of default with respect to the debt securities will have occurred and be continuing.

        These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

        The information in this section of this prospectus concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

        If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as "Clearstream," or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as "Euroclear," in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers' securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers' securities in the depositaries' names on DTC's books.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC's rules and procedures.

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        We may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the powers vested in it by the applicable indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

        Under the Trust Indenture Act, each indenture is deemed to contain limitations on the right of the trustee, should it become a creditor of our company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

DESCRIPTION OF CAPITAL STOCK

        The following description of the material terms of our capital stock is a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), including the Certificate of Designation of Series A Junior Participating Preferred Stock and the Certificate of Designation of Series B Preferred Convertible Preferred Stock, our Amended and Restated By-Laws (the "By-Laws"), and the applicable provisions of the Delaware General Corporation Law (the "DGCL"). The Certificate of Incorporation and By-Laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. For more information on how you can obtain the Certificate of Incorporation and the By-Laws, see "Where You Can Find More Information."

General

        Under the Certificate of Incorporation, we are authorized to issue up to 105,000,000 shares of capital stock, consisting of up to 5,000,000 shares of preferred stock and up to 100,000,000 shares of common stock, par value $0.01 per share. Our board of directors (the "Board of Directors") has designated and authorized the issuance of a series of up to 100,000 shares of Series A junior participating preferred stock, $0.01 par value per share (the "Series A Junior Participating Preferred Stock"), and a series of up to 260,000 shares of Series B convertible preferred stock, par value $0.01 per share (the "Series B Preferred Stock"). As of August 28, 2019, there were 31,785,294 shares of common stock outstanding, no shares of Series A Junior Participating Preferred Stock outstanding and 252,530 shares of Series B Preferred Stock outstanding.

Common Stock

        Subject to the preferential rights, if any, of the preferred stock at the time outstanding, the holders of shares of common stock are entitled to receive, when and if declared by the Board of Directors, out of the assets of the Company which are by law available therefor, dividends payable either in cash, in property or in shares of common stock or other securities of the Company. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company and of the preferential amounts, if any, to which the holders of preferred stock may be entitled, the holders of all outstanding shares of common stock shall be entitled to share ratably in the remaining net assets of the Company. The shares of common stock currently outstanding are fully paid and non-assessable.

        The prospectus supplement relating to any common stock being offered will include specific terms relating to such offering.

Preferred Stock

        Shares of preferred stock may be issued without the approval of the holders of common stock in one or more series, from time to time. The Board of Directors is expressly authorized to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

        Holders of preferred stock may be entitled to receive dividends (other than dividends of common stock) before any dividends are payable to holders of common stock. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Papa John's.

        The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Series A Junior Participating Preferred Stock

        On July 22, 2018, the Board of Directors authorized the issuance of a series of 100,000 shares of Series A Junior Participating Preferred Stock. The Series A Junior Participating Preferred Stock may be issued in fractions of one one-thousandth of a share upon the exercise by holders of our common stock of certain preferred share purchase rights pursuant to a Rights Agreement (defined below). Our Board of Directors authorized and declared a dividend to stockholders of record at the close of business on August 2, 2018 of one Right for each outstanding share of common stock of the Company. The terms of the Series A Junior Participating Preferred Stock are governed by the Certificate of Designation of Series A Junior Participating Preferred Stock, a copy of which is filed herewith as Exhibit 4.4 to the registration statement of which this prospectus forms a part and incorporated herein by reference.

        For additional information regarding the Rights Agreement, see "—Delaware Law, Our Certificate of Incorporation and By-Laws Contain Provisions That May Have an Anti-Takeover Effect."

Series B Convertible Preferred Stock

        The terms of the Company's Series B Preferred Stock are set forth in Certificate of Designation governing the Series B Preferred Stock (the "Certificate of Designation"), which are summarized below.

Ranking, with respect to rights as to as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company	The Series B Preferred Stock ranks (i) senior to all of the Company's common stock and any other class or series of capital stock of the Company (including the Company's Series A Junior Participating Preferred Stock), the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series B Preferred Stock, (ii) on a parity basis with each other class or series of capital stock hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series B Preferred Stock and (iii) on a junior basis with each other class or series of capital stock now or hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a senior basis to the Series B Preferred Stock.
Stated Value	$1,000 per share of Series B Preferred Stock
Dividend	The initial dividend rate is 3.6% per annum on the Stated Value, payable quarterly in arrears.

The Series B Preferred Stock also participates on an as-converted basis in any regular or special dividends paid to common stock holders. If at any time, the Company reduces the regular dividends paid to common stock holders, it will increase the Series B Preferred Stock dividend by an offsetting amount such that the total dividends paid to the holders of Series B Preferred Stock remain the same as if the common stock dividend had not been reduced.

On the third year anniversary of the date of issuance, each holder of Series B Preferred Stock (each, a "Holder") will have the right to increase the dividend on the shares of Series B Preferred Stock held by such Holder to 5.6% (subject to the Company's right to redeem such shares of Series B Preferred Stock for cash at the Stated Value plus accrued and unpaid dividends).

On the fifth year anniversary of the date of issuance, each Holder will have the right to increase the dividend on the shares of Series B Preferred Stock held by such Holder to 7.6% (subject to the Company's right to redeem such shares of Series B Preferred Stock for cash at the Stated Value plus accrued and unpaid dividends).

Redemption

On any date on or after November 6, 2026, the Company and each Holder will have the right, upon 90 days' notice to the other, to require the Company to repurchase or to repurchase, as the case may be, all or any portion of the Series B Preferred Stock for cash at a price equal to the Stated Value plus (without duplication) all accrued but unpaid dividends.

Conversion Rights	Holders' Conversion Right

The Holders may elect to convert the Series B Preferred Stock into shares of common stock, at the applicable conversion rate (subject to certain adjustments), at any time and from time to time. The conversion rate is determined by dividing the Stated Value by $50.06.

Company's Conversion Right

At any time on or after February 4, 2024, the Company will have the right to cause all or a portion of the Series B Preferred Stock to be converted into shares of common stock at the applicable conversion rate, if the closing price of the common stock equals or exceeds 190% of the Conversion Price (as defined in the Certificate of Designation) for 30 consecutive trading days, and assuming certain tradeability conditions of the common stock have been met.

Limitations on Conversions	The Company shall not convert any shares of Series B Preferred Stock (and any such conversion shall be null and void) to the extent that

(i) after giving effect to such conversion, such Holder together with its affiliates collectively would own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion, or

(ii) the conversion would result in the issuance of greater than 19.99% of the number of common stock outstanding as of February 3, 2019 (the "Exchange Cap").
Voting

The Series B Preferred Stock has the right to vote with common shareholders on an as-converted basis on all matters, without regard to limitations on conversion other than the Exchange Cap and subject to certain limitations in the Certificate of Designation. Holders of Series B Preferred Stock will also be entitled to a separate class vote with respect to amendments to the Company's organizational documents that generally have an adverse effect on the Series B Preferred Stock.

Change of Control

Upon consummation of a change of control of the Company, the Holders shall have the right to require the Company to repurchase the Series B Preferred Stock at an amount equal to the sum of (i) the greater of (A) the Stated Value of the shares of Series B Preferred Stock being redeemed plus accrued and unpaid dividends and interest and (B) the Change of Control As-Converted Value with respect to the shares of Series B Preferred Stock being redeemed and (ii) the Make-Whole Amount (as each of those terms is defined in the Certificate of Designation).

In addition, the Company has the right to redeem the Series B Preferred Stock in the event of a change of control of the Company where the successor entity is not publicly traded.
No Maturity and No Sinking Fund	The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund.

        The foregoing summary is qualified in its entirety by the full text of the Certificate of Designation, a copy of which is filed herewith as Exhibit 4.3 to the registration statement of which this prospectus forms a part and incorporated herein by reference.

Stock Transfer Agent and Registrar

        Computershare Trust Company, N.A. serves as transfer agent and registrar for the common stock and preferred stock of the Company.

Delaware Law, Our Certificate of Incorporation and By-Laws Contain Provisions That May Have an Anti-Takeover Effect

        Our Certificate of Incorporation and By-Laws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our Board of Directors. These provisions and the DGCL could delay or prevent entirely a merger or acquisition that our stockholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price. Our Board of Directors is not aware of any current effort to accumulate shares of our common stock or to otherwise obtain control of our Company and does not currently contemplate adopting or recommending the approval of any other action that might have the effect of delaying, deterring or preventing a change in control of our Company.

        Following is a description of the anti-takeover effects of certain provisions of our Certificate of Incorporation, By-Laws and Delaware law.

        Calling of special meetings of stockholders.    Our By-Laws provide that, subject to the rights of the holders of any series of the Company's preferred stock, a special meeting of stockholders, unless otherwise required by statute, may be called at any time only by (a) the Board of Directors, (b) the Chairman of the Board of Directors, or (c) the holders of not less than 60% of the shares entitled to vote at the special meeting. Notice of a meeting must be given not less than ten nor more than sixty days before the date of the meeting.

        No cumulative voting.    The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors, unless its certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

        No stockholder action by written consent.    The DGCL provides that stockholders of a Delaware corporation can act by written consent instead of by vote at a stockholder meeting, unless the corporation's certificate of incorporation provides otherwise. Our Certificate of Incorporation provides that stockholders may not act by written consent.

        Advance notice requirements for stockholder proposals and director nominations.    Our Certificate of Incorporation provides that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to our corporate secretary.

        Generally, to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the scheduled date of the meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date. Our Certificate of Incorporation also specifies requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

        Restrictions on Business Combinations with Related Persons.    Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any business combination with any "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  prior to that date, the board of directors of the company approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the company outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to that date, the business combination is approved by the board of directors of the company and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the company and the interested stockholder or other entity if such transaction was caused by the interested stockholder;

  •
  any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the company involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the company of any stock of the company to the interested stockholder;

  •
  any transaction involving the company that has the effect of increasing the proportionate share of the stock of any class or series of the company beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the company.

        An "interested stockholder" or "Related Person" is generally one who beneficially owns an aggregate of l5% or more of the Company's outstanding voting stock. In addition to the statutory limitations, our Certificate of Incorporation limits business combinations with Related Persons. Our Certificate of Incorporation defines "Business Combination" in a similar manner to Section 203.

        In addition to any other vote required by our Certificate of Incorporation or the DGCL, where a Related Person undertakes a Business Combination with the Company or a majority-owned subsidiary, the affirmative vote of the holders of not less than 75% of the outstanding stock held by stockholders other than the Related Person proposing the business combination, voting as a single class, is required for the approval or authorization of such transaction, unless either:

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  the transaction is approved by our Board of Directors, by the affirmative vote of at least a majority of the directors who are not affiliates or associates of the Related Person (such directors, the "Continuing Directors"); or

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  both (a) the consideration to be paid to the stockholders other than the Related Person meets certain minimum thresholds and (b) a proxy statement, responsive to the requirements of the Exchange Act and including the recommendation of the Continuing Directors and a fairness opinion issued by a reputable investment bank, is mailed to the stockholders to solicit approval for the transaction.

        The DGCL allows a corporation to opt out of Section 203, but our Certificate of Incorporation does not include such a provision. Both the provisions of Section 203 and our Certificate of Incorporation could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

        Rights Agreement.    On April 30, 2019, the Company's stockholders ratified the adoption by our Board of Directors of the Rights Agreement, dated as of July 22, 2018, as amended on February 3, 2019 and March 6, 2019 (as amended, the "Rights Agreement"). The original Rights Agreement adopted by the Board of Directors on July 22, 2018 had an expiration date of July 22, 2019 and a beneficial ownership trigger threshold of 15% (with a threshold of 31% applied to John H. Schnatter, together with his affiliates and family members). On February 3, 2019, in connection with the sale and issuance of the Series B Preferred Stock to funds affiliated with, or managed by, Starboard Value LP (collectively, "Starboard"), the original Rights Agreement was amended to exempt Starboard from being considered an "Acquiring Person" under the Rights Agreement solely as a result of its beneficial ownership of (i) shares of common stock beneficially owned by Starboard prior to the sale and issuance of the Series B Preferred Stock, (ii) shares of Series B Preferred Stock issued or issuable to Starboard under the terms of the Securities Purchase Agreement, and (iii) shares of the common stock (or in certain circumstances certain series of preferred stock) issuable upon conversion of the Series B Preferred Stock (or certain series of preferred stock issuable on conversion thereof) pursuant to the terms of the Certificate of Designation of Series B Preferred Stock. On March 6, 2019, the Rights Agreement was further amended to extend the term of the Rights Agreement to March 6, 2022, increase the beneficial ownership trigger threshold at which a person becomes an acquiring person from 15% to 20%, except as set forth above, and make certain other changes. In connection with the adoption of the original Rights Agreement, on July 22, 2018, the Board of Directors authorized and declared a dividend to stockholders of record at the close of business on August 2, 2018 of one preferred share purchase right (a "Right") for each outstanding share of Papa John's common stock. Upon certain triggering events, each Right would entitle the holder to purchase from the Company one one-thousandth (subject to adjustment) of one share of Series A Junior Participating Preferred Stock, at an exercise price of $250.00 (the "Exercise Price") per one one-thousandth of a share of Series A Preferred Stock. In addition, if a person or group acquires beneficial ownership of 20% or more of the Company's common stock (or in the case of Mr. Schnatter, 31% or more) without prior Board approval, each holder of a Right (other than the acquiring person or group whose Rights will become void) will have the right to purchase, upon payment of the Exercise Price and in accordance with the terms of the Rights Agreement, a number of shares of the Company's common stock having a market value of twice the Exercise Price.

        The Rights Agreement is intended to enable all of our stockholders to realize the full potential value of their investment in the Company and to protect the interests of the Company and its stockholders by reducing the likelihood that any person or group gains control of the Company through open market accumulation or other tactics without paying an appropriate control premium. The Rights

Agreement could render more difficult, or discourage, a merger, tender offer, or assumption of control of the Company that is not approved by our Board of Directors. The Rights Agreement, however, is not intended to interfere with any merger, tender or exchange offer or other business combination approved by our Board of Directors. In addition, the Rights Agreement does not prevent our Board of Directors from considering any offer that it considers to be in the best interest of the Company's stockholders.

DESCRIPTION OF OTHER SECURITIES

        We will set forth, in the applicable prospectus supplement, a description of any warrants, depositary shares, convertible or exchangeable securities, stock purchase contracts, or units that may be offered pursuant to this prospectus.

SELLING SECURITY HOLDERS

        The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder prior to and after the completion of an offering that are covered by such prospectus supplement. The applicable prospectus supplement also will disclose whether any of the selling security holders have held any position or office with, have been employed by or otherwise have had a material relationship with us or any of our affiliates during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

        We may offer the offered securities in one or more of the following ways from time to time:

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  To or through underwriting syndicates represented by managing underwriters;

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  Through one or more underwriters without a syndicate for them to offer and sell to the public;

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  Through dealers or agents;

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  To investors directly in negotiated sales or in competitively bid transactions;

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  To holders of other securities in exchanges in connection with acquisitions; or

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  through a combination of any of these methods or by any other legally available means.

        The prospectus supplement for each series of securities we sell will describe the offering, including:

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  The name or names of any underwriters;

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  The purchase price and the proceeds to us from that sale;

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  Any underwriting discounts and other items constituting underwriters' compensation;

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  Any indemnification arrangements between us and the underwriters;

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  Any stabilizing or market making transactions that the underwriters or any member of the selling group intend to engage in;

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  Any commissions paid to agents;

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  The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

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  Any securities exchanges on which the securities will be listed.

 LEGAL MATTERS

        The validity of the issuance of the offered securities will be passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        Our consolidated financial statements as of and for the year ended December 30, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 30, 2018 (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 30, 2018 have been so incorporated in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, given on the authority of said firm as experts in accounting and auditing. The audit report covering the December 30, 2018 consolidated financial statements refers to a change in the method of accounting for revenue from contracts with customers in 2018 due to the adoption of the new revenue standard. The audit report on the effectiveness of internal control over financial reporting as of December 30, 2018 expresses an opinion the Company did not maintain effective internal control over financial reporting as of December 30, 2018 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses were identified related to not engaging appropriate technical expertise to evaluate variable interest entity and consolidation matters resulting in the failure to consolidate Papa John's Marketing Fund, Inc. ("PJMF") which also resulted in not maintaining effective controls over financial reporting related to PJMF.

        The consolidated financial statements of Papa John's International, Inc. at December 31, 2017 and for each of the two years in the period ended December 31, 2017, appearing in Papa John's International, Inc.'s Annual Report (Form 10-K/A) for the year ended December 30, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.